Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dillard’s, Inc. Investment & Employee Stock Ownership Plan

Little Rock, AR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-239143, 333-220063,333-202574, 333-181623, and 333-167937) of Dillard’s, Inc. of our report dated September 7, 2023, relating to the financial statements and supplemental schedule of Dillard’s, Inc. Investment & Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, P.C.

Atlanta, Georgia

June 21, 2024